1 ICZOOM Group Inc. Investor Presentation February 2023 Issuer Free Writing Prospectus Dated February 16, 2023 Filed Pursuant to Rule 433 Relating to Preliminary Prospectus Dated February 14, 2023 Registration Statement No. 333 - 259012

Forward - Looking Statements This presentation includes statements that are, or may be deemed, “forward - looking statements” . In some cases these forward - looking statements can be identified by the use of forward - looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects, ”“plans,”“ intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” “potential,” or in each case, their negative or other variations thereon or comparable terminology, although not all forward - looking statements contain these words . They appear in a number of places throughout this presentation and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations on our goals and strategies ; our future business development, financial condition and results of operations ; expected changes in our revenues, costs or expenditures ; our expectations regarding demand for and market acceptance of our services ; competition in our industry ; and government policies and regulations relating to our industry as stated herein . By their nature, forward - looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and regulatory developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated . Although we believe that we have a reasonable basis for each forward - looking statement contained in this presentation, we caution you that forward - looking statements are not guarantees of future performance and that our actual results of operation, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward - looking statements contained in this presentation as a result of, among other factors, the factors referenced in the “Risk Factors” section of the prospectus contained in the registration statement on Form F - 1 (File No . 333 - 259012 ) initially filed with the Securities and Exchange Commission (the “SEC”) on August 23 , 2021 as amended thereafter, for our proposed initial public offering (the "Registration Statement") . In addition, even if our results of operations, financial conditions and liquidity, and the development of the industries in which we operate are consistent with the forward - looking statements contained in this presentation, they may not be predictive of results or developments in future periods . Any forward - looking statement that we make in this presentation speaks only as of the date of such statement, and we undertake no obligation to update or revise publicly any of the forward - looking statements after the date hereof to conform the statements to actual results or changed expectations except as required by applicable law . This investor presentation provides basic information about the company and the offering . Because it is only a summary, this document does not cover all the information that should be considered before investing . You should read carefully the factors described in the "Risk Factors" section of the prospectus contained in the Registration Statement to better understand the risks and uncertainties inherent in our businesses and any forward - looking statements . ICZOOM Group Inc.| Page 2

Free Writing Prospectus Statement This free writing prospectus relates to the proposed initial public offering of Class A ordinary shares of ICZOOM Group Inc . (the “Company”), which are being registered on the Registration Statement and should be read together with the preliminary prospectus included in the Registration Statement filed by the Company with the SEC for the offering to which this presentation relates and may be accessed through the following web link : https://www.sec.gov/Archives/edgar/data/1854572/000121390023011414/ff12023a16_iczoom.htm The Company has filed the Registration Statement (including a preliminary prospectus) with the SEC for the proposed offering to which this communication relates . The Registration Statement has not yet become effective . Before you invest, you should read the prospectus in the Registration Statement (including the risk factors described therein) and other documents we have filed with the SEC in their entirety for more complete information about us and the proposed offering . You may get these documents for free by visiting EDGAR on the SEC web site at http : //www . sec . gov . Alternatively, we or the representative of the underwriters will arrange to send you the prospectus if you contact The Benchmark Company, LLC, via email : prospectus@benchmarkcompany . com and standard mail at 150 East 58 th Street, 17 th Floor, New York, NY 10155 or contact ICZOOM Group Inc . , via email : investors@iczoom . com . ICZOOM Group Inc.| Page 3

Preliminary Offering Summary Issuer • ICZOOM GROUP INC. Listing / Ticker • NASDAQ / IZM Offering Type • Initial Public Offering Pre - offering Class A & B Shares Outstanding • 4,996,874 Class A Ordinary Shares and 3,829,500 Class B Ordinary Shares Offering • 1,500,000 Class A Ordinary Shares, par value $0.16 per share Over - Allotment Option • 225,000 additional Class A Ordinary Shares (15% of offering) Underwriter’s Warrants 1 • 90,000 warrants (or up to 103,500 warrants if the underwriters exercise the over - allotment option in full) Assumed Initial Public Offering Price • $4.00 - $5.00 per share Use of Proceeds • 20% for sales and marketing; • 20% for research and development; • 10% for logistics and warehousing capabilities; and • 50% for working capital. Lock - up 2 • Six months Underwriter(s) • The Benchmark Company, LLC Note: 1 The exercise price of the underwriter's warrants is equal to 125% of the offering price of the Class A Ordinary Shares offered in this offering. The underwriter's warrants are exercisable commencing six months after the consummation of this offering and will terminate five years after the date of effectiveness of the Registration Statement. 2 Our directors, executive officers, and holders of five percent or more of the ordinary share on a fully diluted basis as of the date of effectiveness of the Registration Statement, have agreed not to, for a period of six months from the consummation of this offering, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, lend or otherwise dispose of, except in this offering, any of our ordinary shares or securities that are substantially similar to our ordinary shares, including but not limited to any options or warrants to purchase our ordinary shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our ordinary shares or any such substantially similar securities (other than pursuant to employee share option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock - up agreement was executed), without the prior written consent of the representative of the underwriters . ICZOOM Group Inc.| Page 4

Table of Contents  Company Overview  Industry Overview  Growth Strategies  Financials  Capitalization  Summary 6 16 17 18 21 22 ICZOOM Group Inc.| Page 5

ICZOOM Presentation Company Overview Industry Overview Growth Strategies Financials Capitalization Summary Anonymity Transparency Lower Cost & Reliability ICZOOM Group Inc.| Page 6 A B2B e - commerce trading platform primarily engaged in sales of electronic component products, focusing on China small and medium - sized enterprises (“SMEs”) market with revenue of approximately $290 million in fiscal year of 2022.

Investment Highlights • Vast market opportunity • IPO proceeds for marketing and customer acquisition • Increased repeat customers • Low Post Offering Valuation of approximately $41.3 million* ICZOOM Group Inc.| Page 7 Company Overview Industry Overview Growth Strategies Financials Capitalization Summary *Note: Based on 10,326,374 ordinary shares issued and outstanding immediately after this offering with an assumed offering price of $4.00 per share.

Exclusive availability of the anonymous product offering on our platform Anonymous Trading System SaaS & Value - added Service Integration Customer - Oriented • Unique part number as trading mark to facilitate trade without reviewing buyer and seller information • Filters false product information • Real - time product and price searching • Proprietary SaaS software platform • Online & Offline value - added service for customer needs • Focuses on SMEs electronic component market segment Company Overview Industry Overview Growth Strategies Financials Capitalization Summary ICZOOM Group Inc.| Page 8

Visionary founders, experienced management team and strong corporate culture ▪ 9 management team members supporting co - founders ▪ 16+ years average experience in electronics, e - commerce, and big data analytics for each member ▪ Strong management fosters the development of an ecosystem serving China’s electronics industry Lei Xia – Co - Founder & CEO ▪ Former president of SinoHub ▪ Former first sales manager of Arrow Electronics Shanghai ▪ Pioneered an innovative business model ▪ Captured an outstanding market position in our industry Duanrong Liu – Co - Founder & COO ▪ Former manager of Dragon (Hong Kong) Electronics ▪ Executive MBA from Tsinghua University Qiang He – CFO ▪ Former auditor of PricewaterhouseCoopers Zhongtian LLP ▪ CPA of China and CPA of North Dakota, US Company Overview Industry Overview Growth Strategies Financials Capitalization Summary ICZOOM Group Inc.| Page 9

Independent Directors’ Expertise in the Industries Enhance Our Corporate Governance Wei Xia - Independent Director Nominee ▪ Served in a variety of roles such as an analytic consultant of Wells Fargo Bank, a marketing analyst of Washington Mutual Bank, and a financial analyst of JPMorgan Chase ▪ Former director of finance at SinoHub, Inc ▪ Master’s degree from Georgia State University Qi (Jeff) He – Independent Director Nominee ▪ CEO of TandemAI Limited ▪ Former COO of HiFiBiO (HK) Limited ▪ Former CFO of Harbour BioMed ▪ Former executive VP of ShangPharma Co., Ltd. ▪ MBA degree from Emory University Tianshi (Stanley) Yang – Independent Director Nominee ▪ CFO of TD Holdings, Inc. (NASDAQ: GLG) ▪ Former financial department director of Meten International Education Group Ltd (NASDAQ: METX) ▪ Former investment director of China First Capital Group (HKEX:01269) ▪ Master’s degree from Brandeis University Note: The three nominees will serve as the independent directors of the Company upon the effectiveness of the Registration Statement ICZOOM Group Inc.| Page 10 Company Overview Industry Overview Growth Strategies Financials Capitalization Summary

Our comprehensive business model 1 Customers register as members 2 Customers search/post quotes • ICZOOM presents product information and order requirements • ICZOOM matches customer needs 3 Customers place orders • ICZOOM finds out combo order opportunities for further discount • ICZOOM acquires products from suppliers and sells to customers • ICZOOM provides value - added services 4 Delivery Service from ICZOOM Customer ICZOOM Group Inc.| Page 11 Customs Supplier Company Overview Industry Overview Growth Strategies Financials Capitalization Summary

Our core value - added services 1 Enterprise Level Hierarchical Customer Management 2 Customized Service 3 One - stop Customs Clearance 4 Temporary Warehousing 5 Logistic Service 6 Supply Chain Coordination 7 Customs Qualification And more… Company Overview Industry Overview Growth Strategies Financials Capitalization Summary ICZOOM Group Inc.| Page 12

Customer network 1,012 Suppliers 1,051 Customers • Small and medium - sized enterprises in the PRC 1,012 suppliers in fiscal year 2022 1,012 Offering data of 25+ million available stock - keeping units 25M+ • Distributors from Overseas • Manufacturers in China • Short inventory turnover period of 1.83 days and 2.81 days as of June 30, 2022 and 2021 FY2022 1,049 1,051 Fiscal Year ends June 30 ICZOOM Group Inc.| Page 13 FY2021 Company Overview Industry Overview Growth Strategies Financials Capitalization Summary

Customer network 281 419 544 610 749 866 1,049 1,051 0 200 400 600 800 1,000 1,200 0 200 400 600 800 1,000 1,200 FY2019 FY2020 FY2021 FY2022 Number of the new customers Number of the repeat customers Total number of customers Customer Category 624 779 864 887 125 185 164 749 87 866 1,049 1 ,051 0 200 400 600 800 1,000 1,200 0 200 400 600 800 1,000 1,200 FY2019 FY2020 FY2021 FY2022 Number of customers for services Number of customers for electronic component products Total number of customers Customer Breakdown Company Overview Industry Overview Growth Strategies Financials Capitalization Summary Fiscal Year ends June 30 ICZOOM Group Inc.| Page 14

2012 201 5 2017 2018 Platform 1.0 launched Improved Platform 2.0 launched Platform updated twice a month since 2017 Preparing U.S. initial public offering. Revenue growth rate reached to the highest record at 69%. Intellectual property management and layout Platform development journey and accomplishments ICZOOM Group Inc.| Page 15 Obtained Authorized Economic Operator certificate since 2018 2020 2019 2021 Intellectual property management system certification and 55 software copyrights Company Overview Industry Overview Growth Strategies Financials Capitalization Summary

Platform Type Income Stock Pressure Cost of Technical Support Team Product Quality Relationship with Registered Users Price Transparency Authorized Distributor Surcharge High High Guaranteed Competing No Information - Based Platform Membership fee, advertisement fee, marketing auction fee None Low Not Guaranteed Serving No Category Distributor Surcharge High High Guaranteed Competing No Self - Running Platform Surcharge High High Guaranteed Competing No ICZOOM Group Inc. Low mark up None Low Guaranteed Serving Yes Our advantages over other types of platforms ICZOOM Group Inc.| Page 16 Company Overview Industry Overview Growth Strategies Financials Capitalization Summary

1. Increase number of registered users to generate more customers and revenue 2. Continue to invest in SaaS system to support growth ▪ Extensive industry data ▪ Enhanced data storage and integration ▪ Boosted data processing efficiency ▪ Optimized data analytics algorithms ▪ Strengthen our cooperation with large suppliers ▪ Increase number of customers and revenue ▪ Grow storage and customs clearing services ▪ Offer sell credit to more customers Company Overview Industry Overview Growth Strategies Financials Capitalization Summary ICZOOM Group Inc.| Page 17

Selected Financial Information Fiscal Year ends June 30 $163,971,645 $277,747,738 $286,539,736 $1,190,233 $1,241, 966 $1,613,088 $3,836,635 $119,642,451 $165,213,611 $279,360,826 $290,376,371 $0 $50,000,000 $100,000,000 $150,000,000 $200,000,000 $250,000,000 $300,000,000 $350,000,000 FY2019 FY2020 FY2021 FY2022 Revenue Revenue - Service commission fee Revenue - Sales of electronic components Total revenue ↑38.1% ICZoom Group Inc.| Page 18 ↑69.1% ↑3.9% ↑4.4% ↑29.9% ↑137.8% $ 118,452,218 ↑38.4% ↑3.2% ↑69.4% Company Overview Industry Overview Growth Strategies Financials Capitalization Summary

$1,521,0 74 $1,498,1 58 $1,778,8 54 $1,931,785 $1,788,5 $2,845,983 $2,511,424 $3,309,611 $3,621,659 $4,624,837 $4,443,209 $0 $500,000 $1,000,000 $1,500,000 $2,000,000 $2,500,000 $3,000,000 $3,500,000 $4,000,000 $4,500,000 $5,000,000 FY2019 FY2020 FY2021 FY2022 Operating Expenses General and administrative expenses Selling expenses Total operating expenses ↑27.7% ↓3.9% ↑9.4% 37 ↑18.7% ↑34.0% $2,123,501 ↓11.8% ↑8.6% ↓1.5% ↑18.7% 2.19% Fiscal Year ends June 30 ICZoom Group Inc.| Page 19 1.66% 1.53% 3.00% 2.50% 2.00% 1.50% 1.00% 0.50% 0.00% % Total Operating Expense to Revenue 2.80% 2019 2020 2021 2022 Selected Financial Information Company Overview Industry Overview Growth Strategies Financials Capitalization Summary

$58,020 $591,870 $2,634,566 $2,569,810 $0 $500,000 $1,000,000 $1,500,000 $2,000,000 $2,500,000 $3,000,000 FY2019 FY2020 FY2021 FY2022 Net Income Net Income Change ↑920.1% ↑345.1% ↓2.5% 0.05% 0.36% Profit Margin 0.94% 0.88% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 0.90% 1.00% FY2019 FY2022 FY2020 FY2021 Profit Margin Fiscal Year ends June 30 ICZoom Group Inc.| Page 20 Selected Financial Information Company Overview Industry Overview Growth Strategies Financials Capitalization Summary

Capitalization * Share Count Note Class A Ordinary Shares Outstanding 4,996,874 Class B Ordinary Shares Oustanding 3,829,500 1 Class A Ordinary Shares to be sold in IPO 1,500,000 Shares Outstanding Post - IPO 10,326,374 Additional Convertible Instruments Options Outstanding 751,012 2 Class A Ordinary Shares underlying Representative's Warrants 90,000 1) Class B Ordinary Shares are convertible into Class A Ordinary Shares 2) Under 2015 Equity Incentive Plan 20% 10% 50% Anticipated Use of Proceeds: Sales and Marketing 20% Research and Development Logistics and Warehousing Capabilities Working Capital Company Overview Industry Overview Growth Strategies Financials Capitalization Summary Fiscal Year ends June 30 ICZoom Group Inc.| Page 21 * Assuming the underwriters do not exercise their over - allotment option.

Summary • Vast & growing China electronic component market • Anonymous trading online & offline SaaS value - added integration • Visionary and experienced management team • Significant opportunities for growth through customer acquisition by increasing number of registered users Fiscal Year ends June 30 ICZoom Group Inc.| Page 22 Company Overview Industry Overview Growth Strategies Financials Capitalization Summary

THANKS At Company Vincent He CFO Email: investors@iczoom.com Phone: +86 18665626022